Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2021 relating to the financial statements of Offerpad, Inc., appearing in Registration Statement No. 333-255079 on Form S-4 of Supernova Partners Acquisition Company, Inc. filed on August 9, 2021 for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 8, 2021